UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2011

Zayo Group, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	333-169979	26-2012549
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Centennial Parkway, Suite 200, Louisville, Colorado		80027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(303) 381-4683

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2011, Don Detampel resigned from Zayo Group LLC’s (the "Company’s") Board of Directors, effective immediately. Mr. Detampel’s voluntary resignation was a result of his pursuit of alternative endeavors which could result in constraints on his time and potential business conflicts. There were no disagreements between Mr. Detampel and the Company or any officer or director of the Company which led to Mr. Detampel’s resignation. Mr. Detampel acted as one of Zayo’s first two independent directors and served on the Board of Directors since July 2, 2010. With the resignation, Mr. Detampel also resigned from his role as Chairman of the Company’s Compensation Committee and as a member of the Audit Committee.

The Company issued a press release announcing the resignation of Mr. Detampel on March 28, 2011. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Form 8-K:

99.1 Press Release dated March 28, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zayo Group, LLC

March 28, 2011	By:	/s/ Ken desGarennes

Name: Ken desGarennes
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 28, 2011